UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 290, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)At its 2020 Annual Meeting of Shareholders (the “Annual Meeting”), BBQ Holdings, Inc. (the “Company”) elected Charles E. Davidson to the Company’s Board of Directors.  Mr. Davidson, age 67, co-founded Wexford Capital LP, a registered investment advisor, in 1994 and serves as its Chairman and Chief Investment Officer.  Mr. Davison has primary responsibility for the overall strategic direction of Wexford’s investment activities, serves as the Portfolio Manager for the Wexford Spectrum Funds, the Wexford Catalyst Funds, and the Wexford Credit Opportunities Funds and is the Chairman of the hedge fund investment committee.  From 1984 to 1994, Mr. Davidson was a General Partner of Steinhardt Partners, L.P. where he was responsible for all fixed income arbitrage, risk arbitrage, private equity, distressed/bankruptcy and special situation investments of the multi-billion dollar hedge fund.  From 1977 to 1984, Mr. Davidson was employed by Goldman Sachs & Co. where he was the head of domestic corporate bond trading and proprietary trading.  Mr. Davidson holds a MBA and a BA in economics from the University of California – Los Angeles.

An entity that Mr. Davidson controls is a franchisee of the Company. As a Company franchisee, Mr. Davidson paid approximately $314,000 and $308,000 in franchise royalties and contributions to the Company’s system-wide marketing fund for the Company’s 2018 and 2019 fiscal years, respectively.

On December 8, 2017, as a part of settlement of a legal dispute and distressed situation, the Company approved the transfer of seven franchise restaurants in Utah and Washington (the “Transferred Restaurants”) to an entity (the “Acquirer”) controlled by Mr. Davidson.

The previous franchisee of these seven restaurants experienced financial difficulties for more than one year and, at the time of the sale to the Acquirer, was more than one year in arrears with royalty, miscellaneous and national advertising fund payments that totaled approximately $1.4 million. The previous franchisee engaged a broker who marketed the franchise for several months, which resulted in two potential buyers, one of whom dropped out of the process. These stores were severely neglected, and this was determined to be the best path to economic recovery.

In connection with settling the dispute with the previous franchisee, the Company collected $350,000 in cash from the previous franchisee. Pursuant to the settlement, the Company wrote off accounts receivable of approximately $1.0 million.

As part of the transaction, the Company agreed to certain concessions in order to facilitate the transfer of the Transferred Restaurants to the Acquirer and to incentivize the Acquirer to invest the funds necessary to improve the operations of the Transferred Restaurants and to provide innovation to the Famous Dave’s concept. The economic concessions consisted of the following:

•	A $500,000 repairs and maintenance credit (the “R&M Credit”), payable through a 50% reduction in required royalty payments until the credit is exhausted;
•

Royalty relief, in addition to the R&M Credit, of 2.0% in months one through 12 for an effective royalty rate of 3.0% and 1.0% in months 13 through 24 for an effective royalty rate of 4.0%, and a full royalty of 5.0% to be paid thereafter;

•	Development rights in the states of Utah and Washington in exchange for a commitment to open three restaurants before May 1, 2027; and
•	Waiver of initial and future franchise fees and area development fees.

In addition to these economic concessions, the Company modified its standard franchise agreement to eliminate or limit certain obligations of Acquirer as a franchisee, including:

•	Waiver of reacquisition fees for two additional ten-year terms;
•	Acquirer will spend 1.0% of net sales on local marketing, as opposed to the standard 1.5%.

(e)At the Company’s Annual Meeting on June 16, 2020, the Company’s shareholders approved an amendment to the Company’s 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance from 1,000,000 shares to 1,500,000 shares.  The Amended Plan is a long-term incentive plan pursuant to which awards may be granted to certain employees, independent contractors and directors of the Company, in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance-based awards.

The foregoing description of the Amended Plan is not complete and is qualified in its entirety by the complete terms and conditions of the Amended Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  In addition, a description of the material terms of the Amended Plan was included in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 27, 2020 (the “Proxy Statement”).

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 16, 2020. At the Annual Meeting, the Company’s shareholders took the following actions:

(i)

The shareholders elected eight directors to serve as members of the Company’s Board of Directors until the next annual meeting of shareholders.  The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Anand D. Gala	6,487,520	173,595
Charles E. Davidson	6,489,749	171,366
Peter O. Haeg	5,942,953	718,162
Richard A. Shapiro	5,894,773	766,342
Jeffery Crivello	6,441,078	220,037
Bryan L. Wolff	5,889,161	771,954
Richard Welch	3,513,578	3,147,537
David L. Kanen	5,233,714	1,427,401

(ii)

The shareholders ratified the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as the Company’s independent registered public accounting firm for fiscal year 2020.  There was 8,058,647 votes cast for the proposal; 23,780 votes were cast against the proposal; 20,410 votes abstained; and there were no broker non-votes.

(iii)

The shareholders approved the amendment to the Company’s 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance from 1,000,000 to 1,500,000, as described by the Company’s Proxy Statement.  There were 6,342,378 votes cast for the proposal; 294,679 votes cast against the proposal; 24,058 votes abstained; and there were 1,441,722 broker non-votes.

(iv)

The shareholders approved the Company’s executive compensation, as described by the Company’s Proxy Statement. There were 6,202,795 votes cast for the proposal; 417,583 votes were cast against the proposal; 40,737 votes abstained; and there were 1,441,722 broker non-votes.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated 2015 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: June 19, 2020	By:	/s/ James G. Gilbertson
Name: James G. Gilbertson
Title: Chief Financial Officer and Chief Operating Officer